CMO Desk Deal Summary Report

CSFB04-1G7BBG

30 year 5.8’s

Date:02/23/2004 10:32:59

CMO Structuring Desk: 212 325-4314   Fax: 212 325-8148

Closing Date: 2/27/2004

WHOLE 30 year   Pricing Speed: 125 PPC

First Pay: 3/25/2004

WAC:6.70 WAM:355.00

Tranche Name	Balance	Coupon	Payment Window	Aver. Life	Dur	Tx/ Index	Spread Margin	Yield	Price %	Description	Cap	Mult	Bal %
7IO1	11,767,217.39	5.75000	3/04- 2/11	2.37		0.00							7.26
7FL1	11,276,916.00	1.50000	3/04- 2/11	2.37		1ML	+ 0.40			" 1ML + 0.400000 cap: 8.	8.0	1.00	6.96
7IN1	11,276,916.00	6.50000	3/04- 2/11	2.37		1ML	+ 7.60			"7.600 + -1.000 * 1M	7.6	-1.00	6.96
7S1	17,720,869.00	5.75000	3/04- 2/11	2.37		0.00							10.94
7S2	17,720,869.00	5.50000	3/04- 2/11	2.37		0.00							10.94
7S3	17,720,869.00	5.25000	3/04- 2/11	2.37		0.00							10.94
7S4	17,720,869.00	5.00000	3/04- 2/11	2.37		0.00							10.94
7S5	17,720,869.00	4.75000	3/04- 2/11	2.37		0.00							10.94
7S6	17,720,869.00	4.50000	3/04- 2/11	2.37		0.00							10.94
7S7	17,720,870.00	4.25000	3/04- 2/11	2.37		0.00							10.94
7S8	1,000,000.00	5.75000	2/11- 6/11	7.13		0.00							0.62
7N1	15,147,000.00	5.75000	3/09- 9/33	9.25		9.99							9.35
7B1	10,530,000.00	5.75000	3/04- 9/33	9.27		9.27				"Sub. Bond, 6.50 percen			6.50

Tot:  13    162,000,000    4.87987               3.35

 Collateral

 Type

Bal(MM)

Coup

Prepay

WAM

Age

AcrInt(M)

WAC

 WHOLE

162.000

5.750

PPC 125

355

4

672.750

6.700

 # 1   162.000  5.7500         355.0  4.0  672.750

  Yield Curve                                                                      Indices

 Yr   1.95   2.99   4.99   9.99  26.98                                     1ML

 Yld 1.670  2.198  3.015  4.050  4.909                                     1.107

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.